Exhibit 10.9
Final
4-27-07
DIRECTORY SERVICES AGREEMENT
          THIS DIRECTORY SERVICES AGREEMENT (the “Agreement”), is dated and effective as of April 27 , 2007 (the “Effective Date”) between YELLOW BOOK USA, INC., a Delaware corporation (“Yellow Book”), and INTELIUS SALES COMPANY, LLC, a Nevada limited liability company (“Intelius”). Yellow Book and Intelius may be referred to individually as a “Party” and collectively as the “Parties.”
          WHEREAS, Yellow Book owns and operates a website currently located at http://www.yellowbook.com (the “Yellow Book Website”) which contains, among other things, a web-based electronic yellow pages directory (collectively, the “Yellow Book Online Directory”) with listings for various merchants in the fifty (50) United States and the District of Columbia (the “Territory”).
          WHEREAS, Intelius owns and operates websites including, but not limited to, www.intelius.com and www.addresses.com (collectively, the “Intelius Websites”) which contain, among other things, web-based electronic yellow pages directories (collectively, the “Intelius Yellowpages”) with listings for various merchants in the Territory.
          WHEREAS, Intelius and its Affiliates also have a network of third party affiliated websites through which Intelius displays and distributes the Intelius Yellowpages content and services subject to arrangements with the third parties that own or operate such websites (the “Intelius Network”).
          WHEREAS, subject to the terms and conditions of this Agreement, the Parties desire to have Yellow Book deliver to Intelius certain content in the Yellow Book Online Directory and to have Intelius display and distribute the same as part of the Intelius Yellowpages on the Intelius Websites and through certain web sites of the Intelius Network, all pursuant to the terms of this Agreement.
          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.	Definitions.
The following terms, whenever used in this Agreement, have the meanings set forth below:
“Affiliate” means any Person, directly or indirectly, controlling, controlled by, or under common control with the Party; and “control” means the direct or indirect possession of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.
“Category” means the subject matter query categories or equivalent codes set forth in the Requirements Document, and any additions, changes or deletions thereto that are approved by each of the Parties in writing.
“Co-Branded Detailed Listing Page” means a web page, directly linked from a Yellow Book Featured Listing appearing on a Co-Branded Query Results Page, that contains the Basic Listing Information and associated Yellow Book Enhanced Data for such Yellow Book Featured Listing, if any. Links to the Co-Branded Detailed Listing Pages may take the form of a business name link, a text link (such as the phrase “More Info”) and/or other mutually agreeable link(s) included

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as part of the Yellow Book Featured Listing. All such pages will be co-branded with the Yellow Book Marks and Intelius Marks in accordance with this Agreement.
“Co-Branded Pages” means Co-Branded Query Results Pages and Co-Branded Detailed Listing Pages.
“Co-Branded Query Results Page” means each query results page of the Intelius Yellowpages, displayed in response to a Query, that contains the Yellow Book Marks and one or more Listings.
“Confidential Information” shall have the meaning set forth in Section 13(a).
“Framed Implementation Date” shall have the meaning set forth in Section 2(a)(i).
“Framed Website” shall have the meaning set forth in Section 2(a)(i).
“Intelius Network” shall have the meaning set forth in the introductory recitals to this Agreement.
“Intelius Content” means any data or information that resides on servers owned and operated by Intelius, other than the Yellow Book Content.
“Intelius Covered Claims” shall have the meaning set forth in Section 11(a).
“Intelius Covered Websites” means the Intelius Websites, those third party affiliated websites that are part of the Intelius Network listed on Exhibit 1 and such other third party affiliated websites and portions of websites that Intelius may, from time to time, with the written consent of Yellow Book, add to the Intelius Network and which provide the Intelius Yellowpages that incorporate Yellow Book Content.Exhibit 2 sets forth a list of Intelius Covered Websites incorporating Yellow Book content as of April 1st 2007.
“Intelius Featured Listings” means a Listing of a business located in the Territory that is displayed in the advertiser sections of the Intelius Yellowpages or on the Intelius Covered Web sites (i.e., not a free or basic Listing). Intelius Featured Listings do not include Yellow Book Featured Listings.
“Intelius Indemnitees” shall have the meaning set forth in Section 11(a).
“Intelius Listing” means all Listings on the Intelius Yellowpages that are not Yellow Book Listings.
“Intelius Marks” means Intelius’ trademarks, service marks and logos provided to Yellow Book for use hereunder.
“Intelius Websites” shall have the meaning set forth in the introductory recitals to this Agreement.
“Intelius Yellowpages” shall have the meaning set forth in the introductory recitals to this Agreement.
“Listings” means any yellow page listing information or associated advertising for businesses located in the Territory and includes both Intelius Listings and Yellow Book Listings.

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“Losses” shall have the meaning set forth in Section 11(a).
“Name-Based Query” means a Query initiated by (i) typing a business name in a search field of the query form, or (ii) any other means that causes the user to be linked to a query results page which displays Listings with business names that match the user’s query within Yellowbook.com search rules.
“Non-Covered Intelius Websites” means any websites within the Intelius Network that are not Intelius Covered Websites.
“Person” means any natural person, corporation, partnership, limited liability company or other legal entity.
“Proximity-Based Query” means a Query initiated by (i) clicking on a “Search By Distance” or similar link, (ii) checking an “Include Surrounding Areas” or similar checkbox in a query form, (iii) clicking on a “What’s Nearby” or similar link, or (iv) any other means that causes the user to be linked to a query results page on which Listings are organized based on their distance from the address specified by the user.
“Query” means a user’s unique query during a single user session on a web site where the Intelius Yellowpages are accessed by the user entering a yellow pages query through a yellow pages search box or by the nature of the search or by the nature of the link that the user submits or clicks upon that the user expects to receive and would reasonably assume that he or she will be provided with geographically-relevant business information consistent with a yellow pages search result, as further defined in the Requirements Document. [ * * * ]. Queries will comply with the traffic measurement standards set by the IFABC www standards group and shall not include any queries from Non-Covered Intelius Websites or any queries which result from “robots,” “spiders,” “web crawlers” or other automated processes, devices, programs, algorithms or methodologies. Yellow Book reserves the right to audit such traffic periodically to ensure it comports with the agreed standards.
“Requirements Document” means the requirements documents for the Framed Implementation to be mutually agreed upon by the Parties and attached hereto as Attachment A as may be amended from time to time upon mutual agreement of the Parties.
“Term” shall have the meaning set forth in Section 8(a).
“Territory” shall have the meaning set forth in the introductory recitals to this Agreement.
“Unique Visitors” shall have the meaning set forth in Section 7(c).
“Unique Visitor Ratio” shall have the meaning set forth in Section 7(c).

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“Yellow Book Basic Listing” means a Yellow Book Listing that only contains the Yellow Book Basic Listing Information.
“Yellow Book Basic Listing Information” means the basic listing information of a business that is included in the Yellow Book Online Directory, including the business name, street address, city, state, zip code, primary telephone number and Category; provided, however, that certain Yellow Book Listings may not contain all such information.
“Yellow Book Content” means the Yellow Book Marks, Yellow Book Basic Listing Information, Yellow Book Enhanced Data and the Yellow Book Featured Listings and embedded metadata and comments.
“Yellow Book Covered Claims” shall have the meaning set forth in Section 11(b).
“Yellow Book Online Directory” shall have the meaning set forth in the introductory recitals to this Agreement.
“Yellow Book Enhanced Data” means the advertising and detailed information about a business that is in addition to the Yellow Book Basic Listing Information and is included in the Yellow Book Online Directory and transmitted to Intelius hereunder.
“Yellow Book Featured Listing” means a Yellow Book Listing of a business located in the Territory that contains both Yellow Book Basic Listing Information and Yellow Book Enhanced Data for which Yellow Book is either compensated by the merchant or advertiser or Yellow Book otherwise has a business relationship with such merchant or advertiser that provides for such advertisement and which is displayed in the advertiser sections of the Yellow Book Online Directory (i.e., not a free or basic Yellow Book Listing).
“Yellow Book Indemnitees” shall have the meaning set forth in Section 11(b).
“Yellow Book Listing” means the Yellow Book Basic Listings and Yellow Book Featured Listings that are displayed on the Intelius Yellowpages.
“Yellow Book Market” means the city/state and/or zip code geographic markets that Yellow Book uses with respect to the businesses in the Yellow Book Online Directory.
“Yellow Book Marks” means the Yellow Book trademarks, service marks and logos provided to Intelius for use hereunder.
“Yellow Book Website” shall have the meaning set forth in the introductory recitals to this Agreement.
2.	Implementation and Provisioning of Yellow Book Content.
a. Launching of Yellow Book Content
(i) Framed Implementation. The Parties have worked together in good faith and have mutually designed and developed a framed version of the Yellow Book Online Directory which incorporates the Intelius Marks for display and distribution on the Intelius Websites selected by Intelius and the Intelius Covered Websites in accordance with the terms and conditions of this Agreement (the “Framed Website”). The initial

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Framed Website will be for the addresses.com website; other Framed Websites will be developed as agreed to from time to time by the parties. Subject to the foregoing, Yellow Book is responsible for providing the server(s) and related software necessary to host, operate, manage, maintain, support, update and make the Framed Website publicly available through the Intelius Yellowpages on the Intelius Websites selected by Intelius and the Intelius Covered Websites. The Framed Website will have an Intelius-branded header and side bars at the top and along the sides of the page. The design and layout of the Framed Website Co-Branded Query Results Pages and Co-Branded Detailed Listing Pages shall be substantially similar to the screenshots reproduced on Attachment B and Attachment C, respectively.
(ii) Yellow Book may restrict or exclude any traffic or requests from Intelius which (i) present any technical problems or difficulties caused by such traffic (e.g., malformed search requests, excessive retries), (ii) violate any law, rule or regulation, or (iii) in the reasonable opinion of Yellow Book, violate Yellow Book’s applicable content policy or otherwise adversely affect Yellow Book’s public image, reputation or goodwill. Unless Yellow Book determines, in its commercially reasonable discretion, that it needs to make such change or modification immediately, Yellow Book will provide Intelius with advance notice of any such change or modification.
b. Traffic Volume. Intelius must provide a minimum of 1 million Queries per month within 2 months of the first web property accepting Yellow Book data. Yellow Book will accept a maximum of 7 million Queries per month. Within such minimum and maximum amounts, Yellow Book shall have the right to specify the maximum number of Queries it will accept each month, such specification to be made by Yellow Book to Intelius no later than the 28th day of the preceding month. Yellow Book may at its discretion give Intelius permission to deliver Queries in excess of the 7 million per month maximum. Such permissions must be delivered in writing (e-mail is acceptable) to be valid.
Intelius will ensure that the daily traffic delivered to Yellow Book does not exceed the volumes listed in the following table.
Daily Queries Allowed

Day	Minimum	Maximum Daily
	Daily Volume of	Volume of
	Queries*	Queries*
Monday-Friday	10,000	500,000
Saturday-Sunday	10,000	500,000
Intelius will ensure that the daily traffic delivered to Yellow Book does not exceed 83,333 in any consecutive 60 minute period.
c. Provision of Yellow Book Content. Throughout the Term, Yellow Book will, at its sole cost and expense, be responsible for providing the Yellow Book Content to Intelius and users of

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the Intelius Yellowpages on the Intelius Covered Websites with the same Yellow Book Featured Listings as are provided through the Yellow Book Online Directory on the Yellow Book Website and in a substantially similar manner relative to geographic scoping, categories and prioritization, subject to and in accordance with the terms and conditions of this Agreement. Yellow Book shall update the Yellow Book Content as necessary during the Term on the Framed Website to make the Yellow Book Content displayed through the Intelius Yellowpages current with the similar content displayed through the Yellow Book Online Directory on the Yellow Book Website. In addition, the Parties acknowledge that Yellow Book continually enhances and modifies the Yellowbook Website and that Yellow Book may deploy new versions of software that Yellow Book uses to operate the Yellow Book Website prior to integration of such new software with the Intelius Covered Websites; provided that Yellow Book will work with Intelius to integrate any such new software (other than to the extent it includes new features and functionality which is subject to the Parties mutual agreement as stated above) on a commercially reasonable basis. In the event that the parties cannot agree on the specifications of any new software release, Yellow Book reserves the right to release such new software for all non-Intelius traffic.
d. Changes to the Yellow Book Content; Technical Problems; Compliance with Law and Policy. Intelius may change or modify as necessary or exclude from the Intelius Yellowpages any Yellow Book Content which (i) present any technical problems or difficulties caused by such content (e.g. interfering with a user’s ability to access a particular link), (ii) violates any law, rule or regulation, or (iii) in the reasonable opinion of Intelius, violate Intelius’ applicable content policy or otherwise adversely affect Intelius’ public image, reputation, or goodwill. Unless Intelius determines, in its commercially reasonable discretion, that it needs to make such change or modification immediately, Intelius will provide Yellow Book with advance notice of any such change or modification made hereunder. In the event Intelius receives a request from a Yellow Book merchant to add, delete, edit or modify any Yellow Book Listing relating to such merchant, Intelius shall direct the merchant to contact Yellow Book (at the customer service telephone number provided by Yellow Book) to make such addition, deletion, edit or modification.
e. Traffic Attribution. Each party shall sign all comScore Media Metrix and Nielsen/NetRatings documents as necessary or appropriate to effect the assignment and attribution of the Unique Visitors hereunder to Yellow Book as measured and reported by each of comScore Media Metrix and Nielson/NetRatings.
f. Intelius Websites and Intelius Covered Websites. Intelius shall have discretion over which Intelius Websites and Intelius Covered Websites to migrate to the Framed Implementation hereunder; provided that, for each website migrated to the Framed Implementation such website shall not terminate or otherwise cease its use of the Framed Implementation for a period of at least sixty (60) days following its migration to the Framed Implementation. No web property controlled by Intelius will display Yellow Book search results unless prior authorization is given by Yellow Book. Yellow Book shall provide a substantive response to an Intelius request to add an Intelius Website to the Framed Implementation within 10 business days after receiving Intelius’ request. Yellow Book shall not deny such a request without a legitimate business reason. If Yellow Book does not respond within 10 business days after receiving such an Intelius request, Intelius shall be authorized to migrate the Intelius Website covered by its request to the Framed Implementation. The 10 business day time period above is applicable only if Yellow Book is not obligated to perform any technical work to add the Intelius Website. Otherwise the time period will be 30 calendar

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days. No web property of Intelius will use a Framed Website developed for another website unless approved by Yellow Book and only if Yellow Book can identify the source of all traffic sent to Yellow Book through a Framed Website.
3.	Co-Branded Pages.
All the Co-Branded Pages shall display both the Yellow Book Marks and the Intelius Marks substantially similar to the screenshots reproduced on Attachment B and Attachment C all in the manner as contemplated hereby. Each Intelius Website that becomes an Intelius Covered Website (i.e. to which Intelius provides the Intelius Yellowpages that incorporate Yellow Book Content hereunder) shall include, on the bottom of the main query page for a yellow pages search, Yellow Book attribution that is secondary to the Intelius logo attribution that is currently at the bottom of those pages (i.e. the Yellow Book attribution will be either on the same level or immediately below and either in the same size as or slightly smaller than the Intelius attribution). Furthermore, each Co-Branded Query Results Page and CoBranded Detailed Listings Page shall contain the following proprietary notice: “Business information provided by Yellow Book USA, Inc. © [Year Date]. All rights reserved.” From time to time during the Term, Yellow Book may provide Intelius with a new or updated Yellow Book Mark to replace the existing Yellow Book Mark on the Co-Branded Query Results Pages, subject to the constraints as defined in this Agreement. Intelius shall not make any material changes to the Co-Branded Pages with respect to the placement, prominence and location of any Yellow Book Marks or proprietary notices without Yellow Book’s prior written consent, which consent will not be unreasonably withheld.
4.	Coordination of Search Functionality Changes.
If Yellow Book changes its site specifications regarding search functionality, it will discuss such changes with Intelius and Intelius will use its reasonable best efforts to change its site accordingly.
5.	Customer Service.
a. Yellow Book Merchants. As between Yellow Book and Intelius, Yellow Book shall be responsible for providing customer service to the Yellow Book merchants with respect to their Yellow Book Listings. In addition, Yellow Book will provide service and support specifically with respect to the Yellow Book Listings to users of the Co-Branded Pages requesting the same to the extent Intelius refers such users to Yellow Book and Intelius shall refer such users to Yellow Book.
b. Intelius Users. As between Yellow Book and Intelius, Intelius shall be responsible for providing customer service to the users of the Co-Branded Pages; provided, however, to the extent that such users require service or support specifically with respect to the Yellow Book Featured Listings displayed on the Co-Branded Pages, Intelius shall refer them to Yellow Book.
c. Yellow Book Customer Service. Yellow Book shall provide any and all customer service hereunder to the Yellow Book merchants and users referred to Yellow Book under Section 5(a) above in accordance with, to the same extent and in the same manner as provided for Yellow Book merchants and users of the Yellow Book Online Directory on the Yellow Book Website.

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6.	Reporting.
Each Party will provide the other with reports that contain such information and in such format and frequency as set forth in the Requirements Document with respect to the relevant periods set forth therein. Each Party will limit its use of the information contained in the reports solely for the purposes set forth in the Requirements Document and to fulfill its obligations under this Agreement. Yellow Book shall provide to Intelius all data and information necessary for Intelius to submit to Yellow Book the invoice contemplated by Section 7(b) below by the 10th of the month following the end of the month for which the invoice is due. If the 10th falls on a weekend or legal holiday, the due date shall be the first following business day.
7.	Payment Terms
a. Fees. Yellow Book will pay to Intelius, subject to the below monthly maximum, a distribution fee in the amount of [ * * * ]. All payments shall be subject to quarterly adjustment payments [ * * * ] as set forth in Section 7(c) below.
b. Invoice. Yellow Book will provide Intelius with such reports and information as necessary and as requested by Intelius on a monthly basis in order to measure and track usage of the Framed Website and Queries made thereon and to prepare invoices for the amounts due Intelius hereunder and within thirty days after the end of each calendar month within such period Intelius will submit to Yellow Book a written invoice for the fees due and payable for such month. All invoices are due and payable within thirty (30) days after Yellow Book’s receipt thereof. If Yellow Book disputes any invoiced amount hereunder, the Parties will work together in good faith to resolve any such payment dispute within ninety (90) days of such invoice (and thereafter as provided in Section 7(d)) during which time any such amounts Yellow Book disputes in good faith shall not be due and payable provided Yellow Book pays all undisputed amounts when due. Measurements and amounts due for partial months during the term shall be pro-rated for such partial month.
c. Quarterly Adjustment Amounts. Within forty-five (45) days after the end of (i) each calendar month during the Term subsequent to and (ii) the expiration or earlier termination date of this Agreement if not at the end of a calendar month (each, an “Adjustment Period”), Intelius shall review the amounts invoiced under Section 7(b) above for each Adjustment Period in relation to the average Unique Visitor Ratio for such period and pay to Yellow Book a refund of excess fees paid by Yellow Book, if any, for such Adjustment Period. All such invoices or payments will be made and paid, and disputes resolved, in accordance with the payment and resolution provisions for invoices under Section 7(b) above. For the purposes of this Agreement, the terms “Unique Visitors” and “Total Unique Visitors” shall be as defined by comScore Media Metrix as of the Effective Date. The “Unique Visitor Ratio” shall be the ratio of the total monthly number of paid Queries (as reflected in the Parties’ billing records) to the Total Unique Visitors for the same month as measured by comScore Media Metrix using their current methods as of the Effective Date of this Agreement; provided that, in the event comScore Media Metrix changes its methods of measuring such ratio, the ratio shall continue to be measured according to the same or substantially similar method. [ * * * ].

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d Audit. Each Party shall maintain for a period of at least three years, and the other shall have the right to inspect and audit at its sole cost and expense, subject to the terms set forth below, the other Party’s books and records required to verify compliance with the material terms of this Agreement and the amounts due under this Agreement; provided, however, that any such audit may only be conducted (i) no less than thirty (30) days after written notice requesting the audit, during which time the Parties will meet and discuss the basis for the audit, (ii) during normal business hours, (iii) in a manner that will not interfere with the Party’s normal business operations, (iv) the Party will be provided with copies of all written reports and any other materials generated as part of such audit (“Audit Materials”) and all such Audit Materials shall be considered the Party’s Confidential Information as that term is defined in this Agreement, and (v) within one (1) year of the expiration or earlier termination of the term of this Agreement. If a discrepancy is discovered during the audit which results in any over- or under-payment being made hereunder, the appropriate Party shall promptly pay the other Party the amount of such difference and if the amount of such discrepancy is greater than five percent (5%) and is owed by the Party being audited, then the audited Party shall pay the other Party its reasonable costs and expenses of the inspection and audit. Notwithstanding the above, each Party acknowledges and agrees that any obligation on the audited Party’s part to provide the auditing Party with access to any web logs for use in the performance of any such audit will be deemed to have been fulfilled upon the audited Party’s provision of access to a statistically reasonable sampling of daily web logs for the particular audit period at issue, which sample shall in any event include not less than thirty (30) days’ worth of such records unless otherwise agreed in writing by the Parties. Furthermore, if either Party conducts an audit under this Section using a regionally recognized independent auditing firm, the Party’s auditors shall have access to either the other Party’s independent auditors or those parts of the final report of the other Party’s independent auditors regarding the other Party’s books and records required to verify compliance with the material terms of this Agreement and the amounts due under this Agreement, provided that any such independent auditors execute a mutually agreeable confidentiality and non-disclosure agreement regarding such access and materials. Any information conveyed during such an audit shall be considered and treated as the Party’s Confidential Information as that is term is defined in this Agreement.
e. Late Payment. If either Party fails to pay any amounts due under this Agreement when due, then such amount shall thereafter bear interest at the rate of 1.0% per month or the maximum amount permitted by applicable law, whichever is less. The Party from whom such amount is collected shall pay all costs of collection, including, without limitation, all court or arbitration costs and reasonable attorneys’ fees.
f. Query Measurement Testing. The Parties will coordinate to mutually track and measure the number of Queries submitted on the Framed Website for a period of up to one week (the “Query Test Period”) and compare measurement and tracking information to confirm that

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the Parties are each tracking Queries appropriately. In the event of a dispute as to the number of Queries during such Query Test Period, the Parties agree to work together in good faith to resolve the dispute so that each Party is measuring and tracking Queries in the same manner.
8.	Term and Termination.
a. Term. The Term of this Agreement (the “Initial Term”) shall commence on the Effective Date hereof and shall expire on [ * * * ], unless earlier terminated or extended in accordance with the terms of this Agreement. The Parties may extend the Term for [ * * * ] upon written mutual agreement prior to expiration or termination of the Term (“Renewal Term”). The Initial Term and the Renewal Term shall collectively be referred to herein as the “Term.”
b. Termination.
     (i) Either Party may terminate this Agreement by written notice to the other Party upon the occurrence of any of the following events: (a) the other Party commits a material breach of this Agreement and such breach remains uncured for thirty (30) days following notice of breach by the terminating Party as provided herein; provided, however, if the nature of the breach is not curable using best efforts within thirty (30) days from notice of breach, then the cure period for such breach shall be extended to the extent necessary for the Party to cure the breach using its best efforts up to a maximum cure period of ninety (90) days from notice of breach; or (b) a petition for relief under any bankruptcy legislation is filed by or against the other Party or the other Party makes an assignment for the benefit of creditors or a receiver is appointed for all or substantially all of the other Party’s assets.
     (ii) In the event comScore Media Metrix fails to attribute any of the Unique Visitors on the Covered Intelius Sites on which the Yellow Book Content is displayed under the Framed Implementation to Yellow Book, other than due to (a) a request of Yellow Book to otherwise attribute such traffic, (b) a failure by Yellow Book to sign any required documentation or implement any required technical means solely within the control of Yellow Book necessary for comScore Media Metrix to properly attribute such traffic or (c) other breach by Yellow Book of any term or condition of this Agreement, then within ten (10) days following notice to Intelius from Yellow Book of such failure of attribution, the parties will meet to determine the cause of the failure and work together in good faith to correct any such failure. Further, at any time during the Term if comScore Media Metrix fails to attribute at least ninety percent (90%) of such Unique Visitors to Yellow Book, other than due to one of the causes under (a), (b) or (c) above, then within ten (10) days following notice to Intelius from Yellow Book of such failure of attribution, the Parties will meet to determine the cause of the failure and work together in good faith to correct any such failure; and if comScore Media Metrix does not make any changes to increase its attribution of such traffic to Yellow Book above ninety percent (90%) of such Unique Visitors within thirty (30) days notice from the Parties and the Parties are unable to mutually agree upon appropriate adjustments to take such failure of attribution into consideration, then either Party shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other Party.
     (iii) In the event during the Term Intelius either (a) merges with, acquires or is acquired by a company that engages in direct to local merchant advertising sales for advertisements on the Intelius Yellowpages in material competition with Yellow Book; or (b) determines that it will engage in direct to local merchant advertising sales for advertisements on the Intelius Yellowpages in material competition with Yellow Book; Intelius will provide Yellow

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Book of written notice of (x) such merger or acquisition, upon the completion of the transaction, and (y) such determination, at least ninety (90) days prior to engaging in any such direct to local merchant advertising sales for advertisements on the Intelius Yellowpages. In such event, Yellow Book will have the right to terminate this Agreement upon ninety (90) days written notice to Intelius.
     (iv) Yellow Book will not solicit or otherwise enter into an agreement for the provision of yellow book search results or advertisers through the Yellow Book Online Directory or otherwise with any Intelius Covered Website for the period of time the lesser of (a) sixty (60) days after any such Intelius Covered Website is no longer an Intelius Covered Website if the Intelius Covered Website was only an Intelius Covered Website for a period of sixty (60) days or less during the Term, or (b) ninety (90) days after any such Intelius Covered Website is no longer an Intelius Covered Website during the Tenn.
c. Survival. The provisions contained in Sections 1, 7, 8, 9(b)(ii), 9(c), 10, 11, 12, 13, 14 and 15 of this Agreement shall survive the expiration or termination of this Agreement for any reason.
d. Obligations after Expiration or Termination. Upon the expiration or termination of this Agreement for any reason, each Party will (i) cease any and all use of the other Party’s Marks, (ii) Yellow Book will cease providing and Intelius will cease any and all use of and shall no longer have any right, title or interest in or to any such Yellow Book Content and, as between the Parties, Yellow Book shall have sole right, title and interest therein and thereto and shall not be restricted from using any such Yellow Book Content for any and all purposes, and (iii) return to the other Party or destroy the other Party’s Confidential Information. In the case of any Intelius Yellowpages Database into which Intelius may have included any Yellow Book Content, upon the expiration or termination of this Agreement for any reason Intelius will extract the Yellow Book Content, or any portions thereof, from such database. Following the extraction of any Yellow Book Content from any Intelius Yellowpages Database in which any such Yellow Book Content has been included, Yellow Book shall no longer have any right, title or interest in or to any such database and, as between the Parties, Intelius shall have sole right, title and interest therein and thereto and shall not be restricted from using any such database for any and all purposes. Nothing contained in this Agreement is intended to or shall be construed to prevent or restrict in any manner either party’s use and/or display following the expiration or termination of this Agreement of any data obtained by a party independently of the other party or the other party’s data provided hereunder.
9.	Grant of License; Proprietary Rights.
a. Yellow Book Content. Subject to the terms and conditions of this Agreement, Yellow Book hereby grants Intelius during the Term a non-exclusive, non-transferable (except in connection with a permitted assignment of this Agreement), world-wide, royalty-free license to (i) frame the Yellow Book Content during the Framed Implementation as set forth herein; (ii) use, reproduce and publicly display the Yellow Book Content through the Intelius Yellowpages on the Intelius Covered Websites in the manner set forth hereunder; (iii) include the Yellow Book Content with respect to Yellow Book Listings, or portions thereof, within the Intelius Yellowbook Databases solely for the purpose of performing its obligations hereunder and solely in the manner described in Section 2, and (v) permit users of the Intelius Yellowpages on the Intelius Covered Websites to download, print and otherwise use portions of the Yellow Book Content with respect to Yellow Book Listings properly displayed thereon in connection with their use of the Intelius Yellowpages on the Intelius Covered Websites.

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b. Trademark License.
i. Grant of License. Each Party (each, individually, a “Licensor” hereunder, as the case may be) hereby grants to the other Party (each, individually, a “Licensee” hereunder, as the case may be) the personal, non-exclusive, revocable right to use the Licensor Marks provided by the Licensor to the Licensee hereunder solely for the purposes set forth in this Agreement. No license is granted herein for the use of any Licensor Marks other than those provided by the Licensor hereunder or for any use of the Licensor Marks provided hereunder in connection or association with any products or services or for any other purpose other than the products, services and purposes expressly set forth and defined in this Agreement.
ii. Ownership. Each Licensee recognizes the validity of, and will do nothing inconsistent with, or which would negatively impact, the Licensor’s rights in and ownership of the Licensor’s Marks or the goodwill represented thereby. Licensee further recognizes that all use of the Licensor Marks by it shall inure to the benefit of, and be on behalf of Licensor or the party that owns the Marks. Neither Party has the right to register any Mark of the other Party or any confusingly similar mark as a corporate or trade name, domain name, trademark or service mark in any country or territory.
c. Reservation of Rights.
i. Yellow Book. Except for the rights and licenses expressly granted herein, Yellow Book and its Affiliates reserve all rights, title and interest in and to the Yellow Book Content, and nothing contained in this Agreement shall be construed as conferring upon Intelius any right or license in the Yellow Book Content, by implication, estoppel or otherwise. Without limiting the generality of the foregoing, except for the rights and licenses expressly granted herein, Intelius is not authorized to (a) create any derivative works of the Yellow Book Content, or to use or reproduce the Yellow Book Content for the purpose of extracting factual information therefrom, (b) use, copy, distribute, license, modify or otherwise use on any Non-Covered Intelius Web Site, (c) use the Yellow Book Content to send unsolicited commercial e-mails or similar correspondence, or (d) use the Yellow Book Content following the expiration or earlier termination of this Agreement or, during the Term, for any purpose other than as contemplated by this Agreement.
ii. Intelius. Intelius and its Affiliates reserve all rights, title and interest in and to the Intelius Content and nothing contained in this Agreement shall be construed as conferring upon Yellow Book or its Affiliates any right or license in or to the Intelius Content by implication, estoppel or otherwise, except for the limited license to use the Intelius Marks as provided by Intelius to Yellow Book hereunder and subject to and in accordance with the trademark license terms below and the provisions of this Agreement.
10.	Representations and Warranties.
a. Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that it has, and will have at all times during the term of this Agreement, the right, power and authority to enter into this Agreement, and to perform the obligations and to grant the rights and licenses contemplated hereby in accordance with the terms of this Agreement.

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b. Representations and Warranties by Intelius. Intelius represents and warrants that, to the best of its knowledge, the Intelius Yellowpages and the Intelius Covered Websites do not contain any materials that infringe upon any copyright, trademark, patent, trade secret or any other intellectual property or proprietary rights of others. In the event Intelius becomes aware that the materials on the Intelius Yellowpages or the Intelius Covered Websites infringe upon the intellectual property rights of others, Intelius’s sole obligation and Yellow Book’s sole remedy shall be for Intelius to (y) modify the infringing content such that it is no longer infringing or remove the infringing content from the Intelius Yellowpages or the Intelius Covered Websites, as the case may be, in each instance within a reasonable time, and (z) defend, indemnify and hold the Yellow Book Indemnitees harmless from any Yellow Book Covered Claims arising from such infringement as set forth in Section 11(b).
c. Representations and Warranties by Yellow Book. Yellow Book represents and warrants that (i) to the best of Yellow Book’s knowledge, the Yellow Book Content with respect to the Yellow Book Listings accurately reflects the information provided by the Yellow Book merchants, and (ii) the Yellow Book Content does not infringe upon any copyright, trademark, patent, trade secret or any other intellectual property or proprietary rights of others. In the event the Yellow Book Content with respect to Yellow Book merchants does not accurately reflect the information provided by the Yellow Book merchant, or if Yellow Book becomes aware that the Yellow Book Content infringes upon the intellectual property rights of others, Yellow Book’s sole obligation and Intelius’s sole remedy shall be for Yellow Book to (y) replace the inaccurate Yellow Book Content with respect to such Yellow Book merchants with content that is accurate, or to remove the infringing content from the Yellow Book Content, as the case may be, in each instance within a reasonable time, and (z) defend, indemnify and hold the Intelius Indemnitees harmless from any Intelius Covered Claims arising from such inaccuracies or infringement as set forth in Section 11(a).
d. DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND EACH PARTY HEREBY DISCLAIMS THE SAME. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH HEREIN, YELLOW BOOK MAKES NO REPRESENTATION OR WARRANTY THAT THE YELLOW BOOK ONLINE DIRECTORY AND YELLOW BOOK DATA FEED WILL OPERATE UNINTERRUPTED OR ERROR FREE, AND INTELIUS MAKES NO REPRESENTATION OR WARRANTY THAT THE INTELIUS YELLOWPAGES, INTELIUS WEBSITES AND INTELIUS NETWORK WILL OPERATE UNINTERRUPTED OR ERROR FREE.
11.	Indemnification.
a. Indemnification by Yellow Book. Subject to the terms and conditions of this Agreement, Yellow Book shall defend and hold harmless Intelius, its Affiliates and sub-licensees, their respective successors and assigns, and their respective officers, employees, directors, agents and contractors (in their individual capacities or otherwise) (collectively, the “Intelius Indemnitees”), from and against any third party claim or third party cause of action: (i) arising from Yellow Book’s material breach of this Agreement; or (ii) alleging that the Yellow Book Listings, Yellow Book Marks and Yellow Book Content or any portion or contents thereof, or Intelius’ use thereof in accordance with this Agreement, (a) infringes upon or misappropriates the

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intellectual property or proprietary rights of others (including, without limitation, any moral rights); (b) violates any right of privacy or publicity; (c) is defamatory, slanderous or libelous; (d) is fraudulent or misleading; or (e) violates any applicable law, rule or regulation (claims and causes of action described in subclauses (i) and (ii) (a) through (e) collectively referred to as, the “Intelius Covered Claims”). Yellow Book will indemnify, pay on demand, and hold the Intelius Indemnitees harmless from and against any liabilities, obligations, damages, penalties, fines, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) arising from any Intelius Covered Claim or any proceedings relating thereto.
b. Indemnification by Intelius. Subject to the terms and conditions of this Agreement, Intelius shall defend and hold harmless Yellow Book, its Affiliates and sub-licensees, their respective successors and assigns, and their respective officers, employees, directors, agents and contractors (in their individual capacities or otherwise) (collectively, the “Yellow Book Indemnitees”), from and against any third party claim or third party cause of action: (i) arising from Intelius’ material breach of this Agreement; or (ii) alleging that the Intelius Websites, the Intelius Yellowpages, the Intelius Network, the Intelius Marks or any portion or contents thereof (other than any Yellow Book Listings, Yellow Book Marks, Yellow Book Content or any portion or contents thereof used with or displayed thereon and provided by Yellow Book), (a) infringes upon or misappropriates the intellectual property or proprietary rights of others (including, without limitation, any moral rights); (b) violates any right of privacy or publicity; (c) is defamatory, slanderous or libelous; (d) is fraudulent or misleading; or (e) violates any applicable law, rule or regulation (claims and causes of action described in subclauses (i) and (ii)(a) through (e) collectively referred to as, the “Yellow Book Covered Claims”). Intelius will indemnify, pay on demand, and hold the Yellow Book Indemnitees harmless from and against any Losses arising from any Yellow Book Covered Claim or any proceedings relating thereto.
c. Indemnification Procedures. The obligations of each Party (the “Indemnitor”) under this Agreement to defend, indemnify and hold harmless the other Party and its Affiliates (as defined above), and their respective employees, representatives and agents (each, an “Indemnitee”) shall be subject to the following: (i) the Indemnitee shall provide the Indemnitor with prompt written notice of the claim giving rise to such obligation; provided, however, that any failure or delay in giving such notice shall only relieve the Indemnitor of its obligation to defend, indemnify and hold the Indemnitee harmless to the extent it reasonably demonstrates that its defense or settlement of the claim or suit was adversely affected thereby; (ii) the Indemnitor shall have sole control of the defense and of all negotiations for settlement of such claim or suit; provided, however, that the Indemnitor shall not settle any claim unless such settlement completely and forever releases the Indemnitee from all liability with respect to such claim and does not cost the indemnitee anything not paid for by the indemnitor or unless the Indemnitee consents to such settlement in writing (which consent shall not be unreasonably withheld); and provided, further, that in no event shall the Indemnitor settle any claim involving the intellectual property rights of the Indemnitee without the Indemnitee’s prior written consent to the terms of the settlement (which consent shall not be unreasonably withheld); and (iii) the Indemnitee shall cooperate with the Indemnitor in the defense or settlement of any such claim or suit; provided, however, that the Indemnitee shall be reimbursed for all reasonable out-of-pocket expenses incurred in providing any cooperation requested by the Indemnitor. Subject to clause (ii) above, the Indemnitee may participate in the defense of any claim or suit in which the Indemnitee is involved at its own expense.
12.	Limitation of Liability.

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Neither Party shall be liable to the other Party under this Agreement, in contract or in tort, or under any other legal theory (including strict liability), for any indirect, punitive, special, incidental, consequential or similar damages, including lost profits or revenues, or for any claim against such other Party by any third party, even if such Party has been advised of the possibility of such claim.
13.	Confidentiality.
a. For purposes of this Agreement, the term “Confidential Information” shall mean all technical, business, and other information of Intelius disclosed to or obtained by Yellow Book, or of Yellow Book disclosed to or obtained by Intelius, in connection with this Agreement, whether prior to, on or after the date of this Agreement, that is designated as confidential or given the nature of the information or the circumstances surrounding disclosure should reasonably be considered confidential or proprietary, including, without limitation, any technical or non-technical data, designs, methods, techniques, drawings, processes, products, inventions, improvements, methods or plans of operation, research and development, business plans and financial information of such Party. The Parties acknowledge and agree that the (i) Yellow Book Content (except for portions thereof that are publicly displayed on the Yellow Book Online Directory, the Intelius Yellowpages and the Intelius Covered Websites pursuant to this Agreement) contains Confidential Information of Yellow Book and (ii) the identity of the websites comprising the Intelius Network is Confidential Information of Intelius.
b. Neither Party shall use (except to fulfill the Party’s obligations under this Agreement) or disclose to any third person (except as expressly permitted under this Section 13) any Confidential Information disclosed to or obtained by that Party from the other Party. Each Party shall be directly responsible for any unauthorized use or disclosure of the other Party’s Confidential Information by its employees, agents or contractors.
c. If either Party becomes legally compelled to disclose any Confidential Information of the other Party (whether by judicial or administrative order, applicable law, rule or regulation, or otherwise), that Party shall use all reasonable efforts to provide the other Party with prior notice thereof so that the other Party may seek a protective order or other appropriate remedy to prevent such disclosure. If such protective order or other remedy is not obtained prior to the time such disclosure is required, the Party required to make the disclosure will only disclose that portion of such Confidential Information which it is legally required to disclose.
d. Without limiting the generality of the foregoing, neither Intelius nor Yellow Book shall disclose (whether orally or in writing) to any third party any information with respect to the terms of this Agreement, except (i) to each Party’s respective officers, directors, employees, auditors, accountants, banks, financing sources, attorneys and advisors who have a need to know in their capacity as such; provided, however, that the disclosing Party agrees to be responsible for any breach of the provisions of this Section by such persons; (ii) to the extent necessary (redacted to the greatest extent possible) to comply with law or with the valid order or requirement of an administrative agency (including requirements of a securities filing) or a court of competent jurisdiction; provided, however, that the disclosing Party notifies the other Party as promptly as practicable (and, if possible, prior to making such disclosure) and seeks confidential treatment of such information; and (iii) in order to enforce its rights or perform its obligations under this Agreement; provided, however, that prior to such disclosure, such Party shall seek confidential treatment of such information.
e. The restrictions contained in this Section 13 shall not apply to any information which (i) was publicly available or otherwise known to the receiving Party at the time of disclosure, (ii)

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subsequently becomes publicly available through no act or omission by the receiving Party or any of its employees, agents or contractors, (iii) is or has been independently developed by the receiving Party without violation of this Agreement, (iv) subsequently becomes otherwise known to the receiving Party other than through disclosure by the disclosing Party or its employees, agents or contractors, or (v) is generally made available by the disclosing Party to third parties without any restriction on disclosure.
14.	Compliance with Laws.
Each Party shall comply with all applicable laws, rules and regulations in the performance of this Agreement, including, without limitation, any applicable laws, rules and regulations concerning the collection, use and distribution of information collected via the Internet. Each Party will defend, indemnify and hold the other Party and its Affiliates harmless from and against any claims, suits, liabilities, damages, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising from its breach of this Section 14, in accordance with and subject to all of the terms, conditions and limitations of Section 11 above.
15.	Miscellaneous.
a. Publicity. The Parties shall jointly create and, subject to each Party’s prior review and written approval, publish a joint press release announcing the execution of this Agreement. The Parties agree that thereafter, except as otherwise mutually agreed, or as required by law, neither Party will make any written public statement, including without limitation, in marketing materials or press releases, using the other Party’s trade name or trademarks, or referring to this Agreement or the relationship created hereunder, without the prior approval of the other Party, which approval shall not be unreasonably withheld or delayed.
b. Force Majeure. Neither Party shall be liable to the other for any default or delay in the performance of any of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by any acts of God, acts of civil or military authorities, civil disturbances, wars, acts of terrorism, strikes or other labor disputes, transportation contingencies, extraordinary Internet system-wide congestion, other catastrophes or any other cause beyond such Party’s control (each, a “Force Majeure Event”); provided, however, that the Party affected by the Force Majeure Event shall provide the other Party with prompt written notice of the Force Majeure Event and use commercially reasonable efforts to minimize the effect of the Force Majeure Event upon such Party’s performance; provided, further, that should the performance by either Party of its obligations under this Agreement be prevented by a Force Majeure Event for more than sixty (60) days, the other Party shall have the right to terminate this Agreement without liability to the non-performing Party.
c. Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, and any attempted assignment without such consent shall be void. Notwithstanding the foregoing, either Party may assign this Agreement without such consent to an acquiring entity in connection with a merger, consolidation, any sale of all or substantially all of such Party’s assets or any other transaction in which more than ninety percent (90%) of such Party’s voting securities are transferred to the acquiring entity; provided that any such assignment by Intelius shall not have any effect on the continuing validity of that certain guarantee granted by Intelius, Inc., a Delaware corporation, which is the parent corporation of Intelius Sales Company LLC, to Yellow Book of the same Effective Date as this Agreement. All terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties hereto and their

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respective permitted transferees, successors and assigns. Any attempt to assign other than in accordance with this provision shall be null and void.
d. Notice. Unless otherwise specified herein, all notices and other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at such Party’s address or facsimile number set out below. Any notice or communication required or permitted to be given or made hereunder shall be deemed to have been duly given (i) immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Section 16(d) on the date of such facsimile), (ii) on the second (2nd) business day after delivery to a recognized overnight express courier service, (iii) five (5) days after mailing registered mail, return receipt requested (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the courier or postal service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above, or (iv) upon acknowledgement of receipt of the notice by the receiving party. The addresses and facsimile numbers of the Parties for purposes of this Agreement are:

Yellow Book:	Intelius:
Yellow Book USA, Inc.	Intelius Sales Company, LLC
2560 Renaissance Blvd.	500 108th NE, 25th Floor
King of Prussia, PA 19406	Bellevue, WA 98004
Facsimile: 610-731-2863	Facsimile: 425-974-6199
Attention: Gordon Henry	Attn: Ed Petersen
-Chief Marketing Officer	-Executive Vice President
Either Party may change the address to which notices or other communications to such Party shall be delivered or mailed by giving notice thereof to the other Party hereto in the manner provided herein.
e. Independent Contractors. The Parties acknowledge that the relationship of Yellow Book and Intelius is that of independent contractors and that nothing contained in this Agreement shall be construed to place Yellow Book and Intelius in the relationship of principal and agent, master and servant, partners or joint venturers. Neither Party shall have, expressly or by implication, or represent itself as having, any authority to make contracts or enter into any agreement in the name of the other Party, or to obligate or bind the other Party in any manner whatsoever.
f. Amendment; Waiver. No amendment of any provision of this Agreement shall be effective unless set forth in a writing signed by an authorized representative of each Party, and then only to the extent specifically set forth therein. No course of dealing on the part of either Party, nor any failure or delay by either Party with respect to exercising any of its rights, powers or privileges under this Agreement or law shall operate as a waiver thereof. No waiver by either Party of any condition or the breach of any provision of this Agreement in anyone or more instances shall be deemed a further or continuing waiver of the same or any other condition or provision.

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g. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of law rules.
h. Entire Agreement. This Agreement, together with the Attachments and Exhibits hereto, all of which are incorporated herein and made part hereof by this reference, embodies the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof and thereof. No representation, promise or inducement has been made by the Parties which is not embodied in this Agreement.
i. Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable, it is the intention of the Parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

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j. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. To expedite the process of entering into this Agreement, the Parties acknowledge that executed copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission will be equivalent to original documents until such time as original documents are completely executed and delivered.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

YELLOW BOOK USA, INC.		INTELIUS SALES COMPANY, LLC

By:	/s/ Gordon M. Henry	By:	/s/ Ed Petersen

Name:	Gordon M. Henry	Name:	Ed Peterson

Title:	Chief Managing Officer	Title:	EVP Sales & Marketing

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Attachment A
Requirements Document
(see attached document)
1) Specifications of Framed Page
The Framed Website will have an Intelius-branded header and side bars at the top and along the sides of the page. The design and layout of the Framed Website Co-Branded Query Results Pages and CoBranded Detailed Listing Pages shall be substantially similar to the screenshots reproduced on Attachment B and Attachment C, respectively.
2) Reporting
Yellow Book shall provide to Intelius all data and information necessary for Intelius to submit to Yellow Book the invoice contemplated by Section 7(b) below by the 10th of the month following the end of the month for which the invoice is due. If the 10th falls on a weekend or legal holiday, the due date shall be the first following business day.
3) See Category Definition
4) See Query definition

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Attachment B
[WEB SCREENSHOT AT IAF.NET]
[SEARCHING FOR “PLUMBER” IN MIAMI, FL]

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Master Directory Services Agreement – Attachment C

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Attachment C
[WEB SCREENSHOT AT IAF.NET]
[SEARCHING FOR “PLUMBER CATEGORIES: PLUMBERS” IN MIAMI, FL]

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Master Directory Services Agreement – Attachment D

[BLANK PAGE]

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Master Directory Services Agreement – Attachment F

Exhibit 1
Intelius Network Third Party Affiliate Websites
Addresses.com
IAF.net
Areaconnect.com
Yellow.com
FindLinks.com
PhoneBook.com
ElectricYellow.com
WhitePage.net
PumpkinPages.com
UScity.net
NumberWay.com
ReversePhoneDirectory.com
Oregon.com
WND.com
ZabaSearch.com

Yellow Book USA, Inc./Intelius Sales LLC
Master Directory Services Agreement – Attachment F

EXHIBIT 2
LIST OF ALL INTELIUS COVERED WEBSITES INCORPORATING YELLOW BOOK CONTENT AS OF APRIL 1ST 2007
Addresses.com
IAF.net
Areaconnect.com
Yellow.com
FindLinks.com
PhoneBook.com
ElectricYellow.com
WhitePage.net
PumpkinPages.com
UScity.net
NumberWay.com
ReversePhoneDirectory.com
Oregon.com
WND.com
ZabaSearch.com

Yellow Book USA, Inc./Intelius Sales LLC
Master Directory Services Agreement – Exhibit I